Exhibit 3.181
Antonio Garcia Medina
NOTARY PUBLIC NUMBER 34
NUMBER 3085 THREE THOUSAND EIGHTY-FIVE.
VOLUME V FIFTH            BOOK 3 THREE
IN THE CITY OF GUADALAJARA, STATE OF JALISCO, UNITED MEXICAN STATES, as of the first day of January 1995 nineteen ninety-four [sic], before me, ANTONIO GARCIA MEDINA, NOTARY PUBLIC NUMBER 34 THIRTY-FOUR OF THIS MUNICIPALITY, there appeared Mr. CARLOS SALVADOR REYNOSO GUTIERREZ, in his capacity as representative of the companies named “CENTRAL DE BOLSAS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, INDUSTRIAS JAGUAR SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, and “JAGUAR COMERCIALIZACIÓN SOCIEDAD ANONIMA DE CAPITAL VARIABLE” and Mr. SERGIO REYNOSO Cruzan his capacity as representative of the company “DISTRIBUIDORA PLÁSTICA OMEGA SOCIEDAD ANONIMA DE CAPITAL VARIABLE” , hereby representing that they have agreed to a JOINT-STOCK COMPANY WITH VARIABLE CAPITAL contract, which with authorization from the MINISTRY of Foreign Affairs they hereby grant in accordance to the following:
CLAUSES
FIRST CHAPTER
INCORPORATION
FIRST. INCORPORATION. The persons appearing incorporate the company named SERVICIOS INDUSTRIALES JAGUAR, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, or its abbreviation S.A. de C.V.
SECOND. NATIONALITY AND ADMISSION OF FOREIGNERS. The company is of Mexican nationality. And it is established that all foreigners, that in this act of incorporation or at any future time, acquire an interest or ownership interest in the company, shall be considered by that simple fact to be Mexican with respect to one or the other, and it will be understood that they agree not to invoke the protection of their Government under penalty, in case of defaulting on this agreement, of losing said interest or ownership interest to the benefit of the Mexican nation.
THIRD. CORPORATE DOMICILE. The address of the companies is located in Zapopan, Jalisco but shall be able to establish agencies and branches in any other place throughout the state, the Republic, or abroad without, as understood herein, changing address.
FOURTH. TERM. THE TERM OF THE COMPANY SHALL BE 99 NINETY-NINE YEARS, commencing on the date of signing this deed.

FIFTH. CORPORATE PURPOSE. THE PURPOSE OF THE COMPANY IS:
The offering and contracting of technical, consulting and counseling and management services in the areas of fiscal, legal, accounting, audit, administration, marketing, national and international traffic, treasury, all branches of engineering, architecture, design, publicity, import and exports, production, industrial relations, public relations, computers, information technology, systems consulting, as well as entering into judicial acts, contracts, and agreements for the celebration of those purposes.
To issue, sign, endorse, and guarantee credit instruments and guarantee personal or third-party obligations with or without consideration.
To enter into other companies or businesses, acquiring shares or ownership interests; participate in the administration or liquidation of all kinds of companies or businesses, and to issue obligations.
Acquire through any title, dispose of and lease personal and real property and enter into contracts, agreements, and judicial acts, in general related to its corporate purpose.
The offering of business administration and operations services in the aforementioned lines, etc.
To acquire and dispose of any title permitted by Law, land, properties, construction, buildings, and in general all types of personal and real property in the Country and abroad.
To carry out and supervise all kinds of construction, building, and urbanization, and facilities of any kind, as well as to subdivide, build, and provide services, whether on its own or through third parties.
To grant the use and/or enjoyment of any title permitted by Law, of personal or real property, personal or third-party, gratuitously or for consideration, either temporary or permanent.
To tax in any manner permitted by Law, the personal and real property possessed through any legal title.
To promote, constitute, organize, and share in the patrimony of the companies and non-profit organizations or any corporation, either national or foreign, as well as to participate in their administration and liquidation.
To obtain and grant concessions for the activities pertaining to its corporate purpose.
To issue, sign, accept, endorse, guarantee, and negotiate all kinds of credit instruments, securities, obligations, stock, and shares as well as to guarantee and grant guarantees of any type with respect to the accepted third-party contractual obligations.
To acquire, dispose of, exploit, use for on its own behalf or on behalf of any third-party any class of commercial names, trademarks, patents, invention rights, copyrights, concessions, or any other class of industrial assets.

The company shall be able to make and practice all other acts, agreements and contracts in which it may legitimately engage in the terms of the Law, as a Mexican commercial company.
SECOND CHAPTER
CAPITAL AND. SHARES OF STOCK
CAPITAL STOCK AND SHARES OF STOCK:
SIXTH: The Capital Stock is variable, represented by registered shares with each share having par value of $1.00 MXN (ONE NEW MEXICAN PESO 00/100 MXN). The minimum fixed capital not subject to withdrawal is the amount of $50,000.00 MXN (FIFTY THOUSAND NEW MEXICAN PESOS 00/100 MXN) represented by 50,000 shares (fifty thousand shares), fully subscribed and paid, that shall be identified as Series “A”, the variable capital is unlimited and shall be represented by stock identified as Series “B” or subsequent.
SEVENTH. INCREASE AND DECREASE OF CAPITAL STOCK. The variable portion of the capital stock shall be able to be increased or decreased through agreement by the General Shareholders’ Meeting. An increase must comply with an increase in the number and quality of the operations that the company carries out, the joining of one or more partners with capital contributions, and when business development warrants it. A decrease of capital stock shall be executed when it does not affect the minimum indicated in the sixth clause of these bylaws, and must comply with a decrease in the operations realized by the company when the accounting of the businesses warrants it, when the contributions of one or more partners is reimbursed, or when one or more of them is waived of payments to be made, but always taking into account the needs of the corporate purpose; in this last case, publications, as ordered by the ninth article of the General Companies Law, must be made.
The agreement regarding the increase of the variable portion of the capital stock, by the issue of new shares, shall only require for approval, a resolution by the General Shareholder’s Meeting. In any case, the partners have the priority right for the acquisition and subscription of stock to be issued, to the proportion of their ownership interest in the capital stock.
THIRD CHAPTER
ADMINISTRATION
EIGHTH. ADMINISTRATIVE BODIES. THE COMPANY SHALL BE ADMINISTERED AND REPRESENTED BY A GENERAL MANAGER OR BY A BOARD OF MANAGEMENT, integrated by the number of persons, that by consensus of shareholders gathered at the General Meeting, are necessary for best administrative functioning and legal and administrative representation of the company; in the same way, the Assembly, the General Administrator, or the Board of Management shall have the power to name managers with the necessary special or general powers.

NINTH. TERM OF THE ADMINISTRATIVE POSITION. The General Administrator, or the members of the Board of Management, in its case, shall have a term of 2 two years and can be reelected.
Except for any stipulation to the contrary of the Shareholders’ Meeting, the administrators, members of the board and statutory auditors are hereby released from giving guarantee for the performance of their functions.
TENTH. BOARD OF MANAGEMENT’ QUORUM. In the case that a company is administered by a Board of Management, in order to legally have a quorum to hold a meeting, at least one half plus one of the members must attend, and its resolutions will be made by the majority of those present.
The resolutions of the Board of Management shall be valid, if made out of session, whenever they are formalized in writing and signed by all Board members.
ELEVENTH. POWERS OF THE ADMINISTRATIVE BODY. THE GENERAL MANAGER OR THE PRESIDENT OF THE BOARD OF MANAGEMENT, SHALL HAVE THE FOLLOWING POWERS, INCLUDING BUT NOT LIMITED TO THE FOLLOWING:
     I. Represent the company before all manner of individuals and corporations, before banking institutions and before all kinds of administrative, judicial, and labor authorities at the federal, state, or municipal level, or of any order, and with general power of attorney for lawsuits and collections, and for acts of management and ownership, with the authority of an owner, with regards to assets of the company as well as to take all steps necessary to defend them.
     II. Represent the company in any legal matter, file complaints and lawsuits, withdraw the same, and join into the proceedings as a coadjutor to the Public Prosecutor, or to those acting on his behalf.
     III. File injunctions, withdraw them, and intervene in the same and in others as third-party victim.
     IV. Accept, grant, draw, issue, guarantee, or intervene in any other manner in all kinds of credit instruments and commercial and civil operations.
     V. Grant general and special powers, as well as the authority to grant powers; revoke them and grant others again.
     VI. Regarding the administration of labor, so that it attends, in representation of the company, the Hearings of Settlements, Claims, Exceptions, Offer, and Admission of Proof that are entered into in the Labor Meetings, with the powers conferred in order to reconcile, compromise, and enter into agreements with worker plaintiffs, pursuant to the provisions of articles 692 six hundred ninety-two, sections II second and III third, 873 eight hundred seventy-three and 876 eight hundred seventy-six, section I first and IV fourth of the Federal Labor Law, with authority to answer interrogatories as a legal representative, independently of being a proxy of the company; as well as to bring to trial, at all stages, without restriction.
     VII. All types of special powers, including withdrawing actions, making settlements, negotiate settlements in arbitrations, answering and preparing interrogatories, assigning assets, as well as denying, making, and receiving payments.
OVERSIGHT
TWELFTH. CORPORATE OVERSIGHT. Oversight of the Corporate Administrative Body shall be entrusted to one or more statutory auditors appointed by the Assembly who shall be in this function for 3 three years; but upon the termination of their position, they shall continue performing it if the Assembly has not yet named a replacement.
THIRTEENTH. AUTHORITY OF THE STATUTORY AUDITOR. The statutory auditor shall have broad powers of investigation and oversight of all functions of the Board of Management or the General Manager, as well as over the files and books of the company; having to annually present to the General Assembly the corresponding report, proposing the resolutions that in his judgment should be adopted for accounts and in general on the economic interests of the company.
FOURTH CHAPTER
ASSEMBLIES
FOURTEENTH. SUPREME GOVERNING BODY OF THE COMPANY. The General Shareholders’ Meeting, except veto rights established in article 201 two hundred one of the General Companies Law, shall have the broadest authority to carry out as many operations as deemed necessary.
FIFTEENTH. TYPES OF MEETINGS. The meetings shall be Ordinary and Extraordinary; and shall be arranged as set forth by the General Companies Law, with the exception of that provided in the bylaws in the chapter regarding increases and decreases in capital, pursuant to numerals 213 two hundred thirteen and 216 two hundred sixteen of the aforementioned law.
SIXTEENTH. EXTRAORDINARY MEETINGS. The Extraordinary Meetings will be held upon agreement by the General Administrator, the Board of Management, or Statutory auditor, or whenever the shareholders request one, if they represent at least 33% thirty-three percent of the capital stock; it shall deal with topics referred to in article 182 one hundred eighty-two of the General Companies Law.
SEVENTEENTH. CALLS. Both types of meetings shall be scheduled through publication of the notification in the Company’s home city official newspaper or in one of the larger circulating local newspapers in the company’s home city, fifteen calendar days in advance of the date of the Meeting. It shall contain the meeting agenda; the notifications are not required and the resolutions made at the Meeting are valid, when at the moment of voting the total capital stock is represented. Equally, any type of social resolution may be validly carried out through judicial act certified in writing and authentically signed by all members.
EIGHTEENTH. QUORUMS AND VOTING. So that the ordinary and extraordinary meetings can be considered validly constituted and the resolutions made binding, it shall be in respect to the attending quorum as well as the voting percentages, as set forth in the General Companies Law.
NINETEENTH. MEETING ATTENDANCE. So that the members can validly attend and participate in the Meetings, it shall be sufficient that they are duly registered in the company’s Shareholders’ Register, and that the secretary of the meeting attests to this circumstance.
TWENTIETH. REPRESENTATION IN THE MEETINGS. The shareholders may represent themselves in the Meetings by means of proxies or by the terms of common law, that is when the share value does not reach the minimum required by law, by a power of attorney and when said quantity is exceeded, by power of attorney granted before a Notary Public.
TWENTY-FIRST. EXECUTION OF MEETING AGREEMENTS. For the execution of the resolutions adopted by the General Shareholders’ meeting, a person will be charged with sufficient authority, given by the company for due fulfillment thereof, or a special delegate according to the terms set forth in the tenth article of the law of the relevant act.
FIFTH CHAPTER
PROFITS AND LOSSES
TWENTY-SECOND. APPLICATION OF PROFITS. From the profits obtained by the company, they shall be divided as follows:
a) At least 5% five percent to create a reserve fund, until it reaches one fifth of the capital stock and for the purpose of reconstituting it when for some reason it decreases.
b) The remainder shall be distributed among the shareholders in the same proportion as the number of their shares, prior resolution of the General Ordinary Shareholders Meeting.
TWENTY-THIRD. LOSSES. In the case of losses, they shall be applied to the shareholders in the same proportion as the value of their shares in relation to the capital stock.
     FINANCIAL REPORT
TWENTY-FOURTH. FINANCIAL REPORT. Fifteen days after the date of the General Shareholders’ Meeting in which the financial report was provided as mentioned in Article 172 one hundred seventy-two of the General Companies Law, it shall become final, provided no opposition has emerged either in the Meeting or within the same period of time.
Only if there is opposition against the balance sheet report, shall it be published in one of the company’s home city local higher-circulating newspapers, with the respective annotation and the name and number of opponents and the number of shares they represent.
SIXTH CHAPTER
DISSOLUTION OF THE COMPANY
TWENTY-FIFTH. CAUSES OF DISSOLUTION. The company shall dissolve for any of the causes listed in article 299 two hundred ninety-nine of the General Companies Law..
TWENTY-SIXTH. CORPORATE BOOKS. The Company shall maintain as a minimum the following books: Minutes of the Shareholders’ Meetings, Minutes of the Sessions of the Board of Management, Shareholders’ Register, Register of the Increase and Decrease of Capital.
GENERAL PROVISIONS
TWENTY-SEVENTH. SUBSIDIARITY OF THESE BYLAWS. For anything not provided in this deed, the company shall be governed by provisions set forth in that set forth in the General Companies Law,, its regulations and related provisions.
PROVISIONAL AGREEMENTS
The members, gathered together at this moment in the General Shareholders’ Meeting, agree:
FIRST. That the company’s Representative Body shall be the General Manager mentioned in the corporate bylaws.
SECOND. The position of General Manager shall be performed by CARLOS SALVADOR REYNOSO GUTIERREZ, with all inherent authority.
THIRD. ARTURO MARTÍNEZ GODINEZ, Public Accountant, shall be named statutory auditor of the company.
FOURTH. The initial fixed minimum capital stock is not subject to withdrawal, according to provisions set forth in the Sixth Clause of the Corporate Bylaws and is the amount of $50,000.00 (FIFTY THOUSAND NEW MEXICAN PESOS 00/100 MXN), which has been fully subscribed and paid, and represented by fifty thousand series “A” shares each with a par value of $1.00 (ONE NEW MEXICAN PESO 00/100 MXN), and said shares and capital are distributed in the following manner:
The business entity named “INDUSTRIAS JAGUAR, SOCIEDAD ANONIMA DE

CAPITAL VARIABLE”, 12,500 twelve thousand five hundred shares, with a total value of $12,500 (Twelve thousand five hundred New Mexican pesos 00/100 MXN).
The business entity named “JAGUAR COMERCIALIZACION, SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, 12,500 twelve thousand five hundred shares, with a total value of N$12,500 (Twelve thousand five hundred new Mexican pesos 00/100 MXN).
The business entity named “CENTRAL DE BOLSAS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, 12,500 twelve thousand five hundred shares, with a total value of $12,500 (Twelve thousand five hundred new Mexican pesos 00/100 MXN).
The business entity named “DISTRIBUIDORA PLÁSTICA OMEGA SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, 12,500 twelve thousand five hundred shares, with a total value of $12,500 (Twelve thousand five hundred new Mexican pesos 00/100 MXN).
I, THE UNDERSIGNED NOTARY, CERTIFY AND ATTEST.
I. That the parties presented to me the required permit from the Secretary of Foreign Affairs 14003967, Folio 6546, file 9414003922, in order to incorporate the company that is hereby granted, and that I add to my book of documents of this book of my protocol under the corresponding number.
II. That I know the parties hereto, whom I consider legally and naturally capable to enter into this contract and be bound. And as their personal information, they declared to be Mexican, of legal age, Mr. CARLOS SALVADOR REYNOSO GUTIERREZ, businessman, married, born on December 4 (four) 1940 nineteen hundred forty, in this city, at the address Paso de lasCañadas100 Colonia Lomas Altas in Zapopan, Jalisco. Mr. SERGIO REYNOSO CRUZ, businessman, married, born on March 2 two of 1931 nineteen hundred thirty-one in this city, at the address Calle Madrid 2242 two thousand two hundred forty-two, in the Hidalgo section of this city.
III. That Mr. CARLOS SALVADOR REYNOSO GUTIERREZ, has proven to me the existence of his principal, the business entity named “CENTRAL DE BOLSAS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, as well as the authority with which he appears for entering into this contract through public deed 242 two hundred forty-two on the 14 fourteenth of August of 1985, executed before Notary Public number 56 fifty-six of this municipality, Attorney-at-Law Rubén Alvarez Contreras, the deed in which the incorporation of the aforementioned business entity is recorded, and registered under record number 135-136 of Volume 177 of the First Book of Commercial Registry of Guadalajara, Jalisco, which I, the notary, list and transcribe in its relevant sections:
The business entity incorporated through the instrument described above is named “CENTRAL DE BOLSAS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, its term is 50 years; it address is the city of Zapopan, Jalisco; its nationality is Mexican, its fixed capital stock is $2,000.00 (Two thousand new Mexican pesos 00/100 MXN), its purpose is the manufacture, purchase, sale or commission, and in-bonding production of plastic articles and polyethylene in general; the entering into civil or commercial contracts related to the company’s activities as well as the acquisition of personal and real property necessary for the functioning of the company.
“The Company shall be managed by a Board of Management or a General Administrator (...)

The Board of Management or the General Administrator shall have the broadest powers of Attorney to the extent referred to in the first three paragraphs of articles 2475 two thousand four hundred seventy-five of the Civil Code of the State of Jalisco. (...) The mandate by which this clause is given has the following characteristics: a). In the judicial sector, it shall have the broadest powers to promote / withdraw of all types of trials (...) In the administrative aspect, it may subscribe all types of credit instruments (...) With regards to acts of ownership, it may sell, encumber, assign, exchange, and effect any class of acts of ownership, with respect to the property of the company (...) The list made in this clause is inclusive but by no means is it limiting (...) PROVISIONAL CLAUSES (...) SECOND. The grantors convened in the General Shareholders’ meeting designated Mr. CARLOS SALVADOR REYNOSO GUTIERREZ as GENERAL MANAGER.”
IV. That Mr. CARLOS SALVADOR REYNOSO GUTIERREZ, has proven to me the existence of his principal, the business entity named “JAGUAR COMERCIALIZACIÓN SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, as well as the authority with which that appears for entering this contract through public deed 1553 one thousand five hundred fifty-three on the 9 ninth of February of 1990 nineteen hundred ninety, executed by Notary Public number 55 fifty-five of this municipality, Attorney-at-Law Juan Enrique Reyes, the deed in which the incorporation of the aforementioned business entity is recorded, and registered under record number 110-111 of Volume 351 of the First Book of Commercial Registry of Guadalajara, Jalisco, the same instrument that I, the notary, list and transcribe in its relevant sections:
The business entity incorporated through the instrument previously described is named “JAGUAR COMERCIALIZACIÓN SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, its term is 99 ninety-nine years; its address is the city of Zapopan, Jalisco; its nationality is Mexican, its fixed capital stock is $250,000.00 (Two hundred fifty thousand new Mexican pesos 00/100 MXN), its purpose is the purchase, sale and commission of all kinds of assets, the representation of people, businesses, firms, and companies in the commercialization of its products, the management, commission, assessment, and consulting of all types of businesses, the importation and exportation of all manner of goods.
“The Company shall be managed by a Board of Management or a General Administrator (...) The Board of Management or the General Administrator shall have the broadest powers of Attorney to the extent referred to in the first three paragraphs of articles 2475 two thousand four hundred seventy-five of the Civil Code of the State of Jalisco. (...) The mandate by which this clause is given has the following characteristics: a). In the judicial sector, it shall have the broadest powers to promote / withdraw of all types of trials (...) In the administrative aspect, it may subscribe all types of credit instruments (...) With regards to acts of ownership, it may sell, encumber, assign, exchange, and effect any class of acts of ownership, with respect to the property of the company (...) The list made in this clause is inclusive but is not limiting (...) PROVISIONAL CLAUSES (...) SECOND. The grantors convened in the General Shareholders’ meeting designated Mr. CARLOS SALVADOR REYNOSO GUTIERREZ as GENERAL MANAGER.”
V. That Mr. CARLOS SALVADOR REYNOSO GUTIERREZ, has proven to me the existence of his principal, the business entity named “INDUSTRIAS JAGUAR SOCIEDAD ANONIMA DE

CAPITAL VARIABLE”, as well as the authority with which he appears for entering this contract through public deed 5048 five thousand forty-eight on the 23 twenty-third of September of 1988 nineteen hundred eighty-eight, executed y Notary Public number 29 twenty-nine of this municipality, Attorney-at-Law Javier Herrera Anaya, the deed in which the incorporation of the aforementioned business entity is recorded, and registered under record number 45-46 of Volume 292 of the First Book of Commercial Registry of Guadalajara, Jalisco, as well as deed 15647 fifteen thousand six hundred forty-seven on the date 27 twenty-seventh of October of 1989 nineteen hundred eighty-nine executed before the Associate Notary Public of Notary number 42 forty-two of this municipality, Attorney-at-Law Miguel Rábago Preciado, a document registered under record number 137 of Volume 341 of the First Book of Commercial Registry, deed which certifies the change of denomination of the company, the same instruments that I, the notary, relate and transcribe in its relevant sections:
The business entity incorporated and modified through the instruments previously described is named “INDUSTRIAS JAGUAR SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, its term is 99 ninety-nine years; its address is the city of Zapopan, Jalisco; its nationality is Mexican, it fixed capital stock is $250,000.00 (Two hundred fifty thousand new Mexican pesos 00/100 MXN), its purpose is the manufacturing, commercialization, production, importation and exportation of all manner of disposable cups and similar plastic products. The purchase, sale, industrialization, importation and exportation of raw material necessary for the manufacturing of the foregoing products. The execution of all manner of acts, operations, and contracts related either directly or indirectly to the foregoing concepts of its purpose.
“The Company shall be directed by a Board of Management or a General Administrator (...) The Board of Management or the General Administrator shall have the broadest powers of Attorney to the extent referred to in the first three paragraphs of articles 2475 two thousand four hundred seventy-five of the Civil Code of the State of Jalisco. (...) The mandate by which this clause is given has the following characteristics: a). In the judicial sector, it shall have the broadest powers to promote the withdrawal of all types of trials (...) In the administrative aspect, it may subscribe all types of credit instruments (...) With regards to acts of ownership, it may sell, encumber, assign, exchange, and effect any class of acts of ownership, with respect to the property of the company (...) The list made in this clause includes but is not limiting (...) PROVISIONAL CLAUSES (...) SECOND. The grantors constituted in the General Shareholders’ meeting designated Mr. CARLOS SALVADOR REYNOSO GUTIERREZ as GENERAL MANAGER.” of the aforementioned deed 15,647 fifteen thousand six hundred forty-seven in which the minutes of the meeting of company named “Industrializadora Plástica Jaguar Sociedad Anónima de Capital Variable”, were formalized and in which the change in the corporate name from “Industrializadora Plástica Jaguar Sociedad Anónima de Capital Variable” to “Industrias Jaguar Sociedad Anónima de Capital Variable” was registered”
VI. That Mr. SERGIO REYNOSO CRUZ, has proven to me the existence of his principal, the business entity named as “DISTRIBUIDORA PLÁSTICA OMEGA SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE”, as well as the authority with which he appears for entering into this contract through public deed 16,926 sixteen thousand nine hundred twenty-six on the 14 fourteenth of February of 1991 nineteen hundred ninety-one, executed before Associate Notary Public of the Notary number 42 forty-two of this municipality, Attorney-at-Law Miguel Rábago Preciado, the deed in which the incorporation of the aforementioned business entity is recorded, and registered under record number 135-136 of Volume 387 of the First Book of Commercial Registry of Guadalajara, Jalisco, the same instrument that I, the notary, list and transcribe in its relevant sections:
The business entity incorporated through the instrument previously described is named “DISTRIBUIDORA PLÁSTICA OMEGA SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE”, its term is 99 ninety-nine years; its address is the city of Zapopan, Jalisco; its nationality is Mexican, it fixed capital stock is $50,000.00 (Fifty thousand new Mexican pesos 00/100 MXN), its purpose is the commercialization of petrochemicals, importation and exportation.
“The Company shall be managed by a Board of Management or a General Administrator (...) The Board of Management or the General Administrator shall have the broadest powers of Attorney to the extent referred to in the first three paragraphs of articles 2475 two thousand four hundred seventy-five of the Civil Code of the State of Jalisco. (...) The mandate by which this clause is given has the following characteristics: a). In the judicial sector, it shall have the broadest powers to promote / withdraw of all types of trials (...) In the administrative aspect, it may subscribe all types of credit instruments (...) With regards to acts of ownership, it may sell, encumber, assign, exchange, and effect any class of acts of ownership, with respect to the property of the company (...) The list made in this clause includes but is not limiting (...) PROVISIONAL CLAUSES (...) SECOND. The grantors constituted in the General Shareholders’ meeting designated Mr. SERGIO REYNOSO CRUZ as GENERAL MANAGER.”
VII. And that this deed was read by me, the Notary, to the grantors and having been warned of its value, legal validity, the need to be registered, and the requirement to present to the undersigned Notary the registration request to the Federal Registry of Taxpayers within 30 days following the signing of this deed; they declared they agree with its contents, they ratified and signed it on day two of the month and year of its date at 13:30 pm thirteen thirty pm. This is the same time in which it was definitively authorized.
Signed: Two illegible signatures. The signature of the undersigned Notary: A. Medina Z. The authorizing seal. I attest.
“ARTICLE 2475 TWO THOUSAND FOUR HUNDRED SEVENTY-FIVE OF THE CIVIL CODE OF THE STATE OF JALISCO. In General Powers of Attorney, it shall suffice to state that such powers are given to the Attorney in Fact to represent the Grantor in all voluntary, mixed and compelled undertakings from beginning to end, provided that the acts do not, by law, require a special power, in which case the special powers granted shall be set forth in detail. In General Powers of Attorney to manage property, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all kinds of administrative powers. In General Powers of Attorney for acts of ownership, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all powers of the owner, with regard to the property and for all kinds of actions to defend it. When any of the three cases provided in this article are to be limited, the powers of the Attorneys in Fact shall expressly and clearly state the limitations or the special powers granted. Notaries shall insert the relevant part of this article in the deeds of the powers of attorney they authorize.
“ARTICLE 2554 TWO THOUSAND FIVE HUNDRED FIFTY-FOUR OF THE CIVIL CODE OF THE FEDERAL DISTRICT. In General Powers of Attorney for Disputes and Collections, it shall suffice to state that they are granted with all general and special powers requiring a special clause by law, to be deemed granted without limitation. In General Powers of Attorney to manage property, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all kinds of administrative powers. In General Powers of Attorney for acts of ownership, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all powers of the owner, with regard to the property and for all kinds of actions to defend it. When any of the three foregoing cases are to be limited, the powers of the Attorneys in Fact shall expressly and clearly state the limitations or the special powers granted. Notaries shall insert the relevant part of this article in the deeds of the powers of attorney they authorize.
I ATTEST that the foregoing inserts are consistently transcribed from the original.
MARGINAL NOTE
Under number 334 three hundred thirty four and those that follow, I add to the appendix of this volume of my protocol, uncertified copies of the documents referred to in this deed. And under number 341 and those that follow, I add to the appendix of this volume of my records, the permit from the Secretary of Foreign Affairs, the duplicate notice that I gave to the Head of the Office of Public Records; and the receipt of payment of the corresponding tax for the Public Record of the State Secretary of Finance, Signed. A. Medina Z. The authorizing seal. I so attest and certify.
I HEREBY TAKE THIS FIRST TESTIMONY FROM ITS ORIGINALS FOR THE CORPORATION “SERVICIOS INDUSTRIALES JAGUAR, SOCIEDAD ANONIMA DE CAPITAL VARIABLE”. “IT GOES IN 7 SEVEN DULY CERTIFIED PAGES. I SO ATTEST AND CERTIFY.
GUADALAJARA, JALISCO, THIS JANUARY 10TH, 1995.
[Signature] [Notary stamp]
PUBLIC REGISTRY OF PROPERTY
95 JAN 13 10:51

Presented for its registry today at 10:51 a.m.
[Signature]
[Stamp: Illegible signature and stamp
GOVERNMENT OF THE STATE OF JALISCO
EXECUTIVE POWER
GENERAL SECRETARY
PUBLIC REGISTRY OF PROPERTY AND COMMERCE
Guadalajara, Jal. January 13th, 1995
Submitted to registration today at 10:51 hours
[SIGNED] [Illegible]
Guadalajara, Jal. 13th of January of 1995
Registered under Record 55-56 of Volume 560 of the
First Book of Commercial Registry. I add under
number 49 to appendix 2139 of this Book, the
Corresponding documentation.
[Signature]
The fees for the registration were paid
Under Ref. Ing. No. —— and
N$5,350.00. Be it recorded
F-53